Exhibit 99.1

Vanda Pharmaceuticals Comments on Court Ruling

WASHINGTON – Jan. 31, 2020 /PRNewswire/ – Vanda Pharmaceuticals Inc. (Vanda) (Nasdaq: VNDA) makes the following statement regarding U.S. District Court case 19-cv-30; U.S. Food and Drug Administration (FDA) v. Vanda, in which the U.S. District Court for the District of Columbia ruled in favor of the FDA:

“Vanda is currently reviewing the U.S. District Court’s decision. Following a comprehensive review, we will determine the appropriate next steps.”

About Vanda Pharmaceuticals Inc.

Vanda is a leading global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com

Corporate Contact:

AJ Jones II

Chief Corporate Affairs and Communications Officer

Vanda Pharmaceuticals Inc.

202-734-3400

pr@vandapharma.com

Elizabeth Van Every

Head of Corporate Affairs

Vanda Pharmaceuticals Inc.

202-734-3400

pr@vandapharma.com